SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material pursuant to Section 240.14a-12

Texas United Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

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TEXAS UNITED BANCSHARES, INC.

202 W. Colorado Street
La Grange, Texas 78945

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2003

Shareholders of Texas United Bancshares, Inc.:

     The 2003 Annual Meeting of Shareholders (the “Meeting”) of Texas United Bancshares, Inc. (the “Company”) will be held at the KC Hall, located at 190 South Brown, La Grange, Texas, on Thursday, May 15, 2003, beginning at 5:30 p.m. (local time), for the following purposes:

1.	To elect two (2) directors of Class II to serve on the Board of Directors of the Company until the Company’s 2006 annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on April 7, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Ervan E. Zouzalik Chairman of the Board

April 25, 2003 La Grange, Texas

     Your Vote is Important. You are cordially invited and urged to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES
VOTING SHARES AND VOTING RIGHTS
Item 1. ELECTION OF DIRECTORS
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER MATTERS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FIRM FEES
INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Item 2.
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
Appendix A

TEXAS UNITED BANCSHARES, INC.
202 W. Colorado Street
La Grange, Texas 78945

April 25, 2003

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2003

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Texas United Bancshares, Inc. (the “Company”) for use at the 2003 Annual Meeting of Shareholders of the Company to be held at the KC Hall, located at 190 South Brown, La Grange, Texas, on Thursday, May 15, 2003, beginning at 5:30 p.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2003 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 25, 2003.

Voting of Proxies

     Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

     The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Bylaws.

Revocability of Proxies

     Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person. If you hold your shares in street name with a bank or broker, you must contact your bank or broker to revoke your proxy.

Solicitation

     The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the “Common Stock”) held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

Annual Report

     The Company’s Annual Report to Shareholders, including financial statements, for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this proxy statement.

VOTING SHARES AND VOTING RIGHTS

     Only holders of record of Common Stock at the close of business on April 7, 2003 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were 2,645,044 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

     Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the two Class II nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will have no effect in the election of directors.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors. Abstentions will have the effect of a vote against such matter. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions with respect to a particular matter.

Item 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

     The Board of Directors currently consists of seven directors. In accordance with the Company’s Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting.

     The Board of Directors has nominated Lee D. Mueller, Jr. and Michael Steinhauser as Class II directors. Messrs. Mueller and Steinhauser are currently serving as Class II directors. The two Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2006. The terms of the Class III and Class I directors expire at the annual meeting of shareholders in 2004 and 2005, respectively.

     The two Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or both of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one but not both of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee as to whom such authority is not withheld.

     If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. Both of the nominees have consented to being named herein and to serve if elected.

     Any director vacancy occurring after the election may be filled only by a majority vote of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

     The following table sets forth certain information with respect to each nominee for election as a director of the Company:

	Positions with the
Name	Company and State Bank	Age

Lee D. Mueller, Jr.	Director of the Company and State Bank	66
Michael Steinhauser	Director of the Company and State Bank	49

     Lee D. Mueller, Jr. Mr. Mueller has been a director of the Company since 1998 and a director of State Bank since 1995. He has been the owner of Live Oaks Farms for more than the past five years. Mr. Mueller holds a Bachelor of Arts from Texas Lutheran College, a Master of Divinity from Trinity Seminary in Columbus, Ohio and a Diploma of Law from LaSalle University. Mr. Mueller is the brother-in-law of Bruce Frenzel.

     Michael Steinhauser. Mr. Steinhauser has been a director of State Bank since 1991 and a director of the Company since June 1998. He has been practicing law as a solo practitioner in Flatonia, Texas since 1981. Mr. Steinhauser received his Doctor of Jurisprudence from the University of Texas School of Law in 1978.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR DIRECTOR.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company’s Class I and Class III directors, whose terms of office do not expire at the Meeting, and certain executive officers of the Company and State Bank:

		Positions with the
Name	Age	Company and State Bank

Thomas N. Adams	46	Executive Vice President and Chief
		Financial Officer of the Company and
		State Bank
Melvin Barta	52	Chief Lending Officer of State Bank
Bruce Frenzel	55	Director of the Company and State Bank
Malvin O. Green	53	Regional President of State Bank
Jonathan Kalich	48	Chief Operations Officer of State Bank
Michael Kulhanek	56	Director of the Company and State Bank
Dayna McElreath	40	President of the Mortgage Division of
		State Bank
James D. Selman, Jr.	72	Director of the Company and State Bank
Steve Stapp	47	Director of Retail Banking of State Bank
L. Don Stricklin	44	Director of the Company and State Bank;
		President and Chief Executive Officer
		of the Company and State Bank
Ervan E. Zouzalik	66	Director of the Company and State Bank
		and Chairman of the Board of the
		Company and State Bank

     Thomas N. Adams. Mr. Adams joined State Bank and the Company in 1998 and has been the Executive Vice President and Chief Financial Officer of both entities since that time. From 1992 to 1998, Mr. Adams was a partner at the accounting firm of Fisher, Herbst and Kemble, P.C. in San Antonio, Texas. He completed his post-graduate studies in Accounting and became a Certified Public Accountant in 1985. Mr. Adams holds a Bachelor of Science in Ag Economics from Texas A&M University.

     Melvin Barta. Mr. Barta joined State Bank in 1996 and has been the Chief Lending Officer of State Bank since January 2002. From 1996 to 2001, he served in various positions at State Bank including Executive Vice President and Senior Credit Officer. From 1982 to 1996, Mr. Barta held several positions at Victoria Bank & Trust, first as a lending officer, moving to president of the Schulenburg location and then as the manager of the Employee Benefits section of the bank’s Trust Department. He is a Certified Public Accountant and received a Bachelor in Business Administration in Marketing from the University of Texas.

     Bruce Frenzel. Mr. Frenzel has been a director of State Bank since 1982 and a director of the Company since June 1998. Since 1979, he has been the majority owner and President of BEFCO Engineering, Inc. He is a member of the La Grange Lions Club and the Industrial Foundation. Mr. Frenzel received a Bachelor of Science in Civil Engineering from the University of Houston. Mr. Frenzel is the brother-in-law of Lee D. Mueller, Jr.

     Malvin O. Green. Mr. Green joined Central Texas Bank of Gonzales, State Bank’s predecessor, in 1998, and has been Regional President of State Bank since 2001. From 1998 to 2001, he served as an Executive Vice President and Regional Manager and Chief Lending Officer for six State Bank locations. From 1985 to 1998, Mr. Green worked for Victoria Bank & Trust and its predecessor bank, First National Bank of Gonzales, as a Lending Officer, a Bank President in Hallettsville and as a District Director and Regional Lender for twelve bank locations. He holds a Bachelor of Science in Pre-Law from Sam Houston State University and is a graduate of the Commercial Lending School of Bank of the South at LSU.

     Jonathan Kalich. Mr. Kalich has been Chief Operations Officer for the Company since January 2002 and is responsible for Credit Administration, Data Processing, Information Technology, Security, Compliance and Internal Operations. From 1996 to 2001, he served as an Executive Vice President and Director of Operations for State Bank. He started with Flatonia State Bank, State Bank’s predecessor, in July 1977, and in his first twenty-four years with the bank, Mr. Kalich held key positions in operations, lending, compliance and data processing. He holds a Bachelor of Science in Ag Economics from Texas A&M University.

     Michael Kulhanek. Mr. Kulhanek has been the Owner and President of Mico Machine Company since 1979. He has served as a director of State Bank since 1987. From 1972 to 1979, he was a Sales Manager of Schindler Bros. Steel in Sealy, Texas. Mr. Kulhanek received a Bachelor of Arts from Southwest Texas State University. He is a member of Sacred Heart Catholic Church and Noon Lions Club and is a past president of La Grange Chamber of Commerce and La Grange Little League.

     Dayna McElreath. Ms. McElreath joined State Bank in 1996 and has been President of the Mortgage Division of State Bank since January 2002. From 1996 to 2001, she served as an Executive Vice President and head of State Bank’s Mortgage Division. Prior to joining State Bank, Ms. McElreath worked at Bank One as their Mortgage Division Sales Manager from 1991 to 1996. Prior to this, she worked as a Senior Mortgage Loan Officer in Austin for six years. Ms. McElreath received a Bachelor of Science in Journalism from the University of Texas.

     James D. Selman, Jr. Mr. Selman has been a director of State Bank since 1991 and a director of the Company since June 1998. Mr. Selman is the owner of Selman Ranch in Gonzales, Texas. Mr. Selman serves on the Executive Committee of the National Cattleman’s Association and is Chairman of the Texas Beef Council. He received a Bachelor of Science and Masters degree in Animal Science from Texas A&M University.

     Steve Stapp. Mr. Stapp joined State Bank in 1997 and has been the Director of Retail Banking of State Bank since January 2002. From 1997 to 2001, he was State Bank’s Executive Vice President and Retail Manager over eleven of its banking centers. From 1992 to 1997, Mr. Stapp was President of The Country Bank in Charlotte, Texas. He is a graduate of the Southwest School of Banking at SMU. Mr. Stapp received a Bachelor of Science degree and a Masters degree in Ag Finance from Texas A&M University.

     L. Don Stricklin. Mr. Stricklin joined State Bank and Premier Bancshares, Inc., the Company’s predecessor, in 1996 and has been President and Chief Executive Officer of both entities and their successors by merger since 1996. He has been a director of the Company since 1998 and was a director of the Company’s predecessor since 1996. Prior to joining State Bank, Mr. Stricklin held numerous management positions in the Bank One community banking division including Senior Vice President of Bank One Mortgage and President/CEO of Bank One Abilene. Prior to this, he served as a National Bank Examiner with the Office of the Comptroller of the Currency. He received a Bachelor of Business Administration from Southwest Texas State University.

     Ervan E. Zouzalik. Mr. Zouzalik has been Chairman of the Board of the Company since June 1998 and Chairman of the Board of State Bank since January 2002 and has served as a director of State Bank and its predecessor, Flatonia State Bank, since 1986. Mr. Zouzalik served as Vice Chairman of Flatonia State Bank from 1990 to 2001. Prior to joining Flatonia State Bank, Mr. Zouzalik served for twenty-four years in the U.S. Army, retiring as a Colonel. He holds a Bachelor of Science in Industrial Education and a Bachelor of Arts in Journalism from Texas A&M University and completed his MBA at the University of Texas in 1969.

     Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company held nine meetings during 2002. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

     The Company’s Board of Directors has three committees, the Audit Committee, Compensation Committee and Asset/Liability Management Committee, which are described below.

     Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters. In April 2002, the Company’s Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee held six meetings during 2002, which included meetings to review and discuss with management and the independent auditors the Company’s quarterly financial results and the quarterly financial statements prior to public release and the filing of the Company’s Quarterly Reports on Form 10-Q. The Audit Committee is comprised of Bruce Frenzel, Lee D. Mueller, Jr. and Michael Steinhauser, each of whom is an independent director of the Company as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

     Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s stock option plans and makes recommendations to the Board of Directors as to option grants to Company and State Bank employees under such plans. The Compensation Committee currently consists of Lee D. Mueller, Jr., Bruce Frenzel, Michael Kulhanek, James D. Selman, Jr. and Michael Steinhauser, each of whom is an outside director. The Compensation Committee held two meetings during 2002 to review such compensation and employee benefit matters.

     Asset/Liability Management Committee. The Asset/Liability Management Committee administers and formulates the Company’s asset/liability management policies. The Asset/Liability

Management Committee, which includes representatives of the Company and State Bank, consists of Lee D. Mueller, Jr., L. Don Stricklin, Steve Stapp, Thomas N. Adams, Melvin Barta, Michael Kalina, Gus Lindemann, Mark Lindemann and Hank Novak. This committee reports periodically to the board on the Company’s interest sensitivity, including an analysis of the duration of its assets, liabilities and contingent liabilities as well as the mortgage pipeline and a calculation of the duration of its equity.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is or has ever been an employee of the Company or State Bank. Furthermore, none of the Company’s executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

Compensation of Directors

     Each member of the Company’s Board of Directors who is not an employee of the Company or State Bank is paid $7,500 annually for attendance at the board meetings, regardless of the number of meetings attended. The Audit Committee members receive $250 for attendance at each meeting. The Compensation Committee members receive $150 for attendance at each meeting. The same board fees are paid for meetings attended by teleconferencing. All of the outside directors of the Company have elected to defer all of their board fees under the Texas United Bancshares, Inc. Deferred Compensation Plan. See “Deferred Compensation Plans” on page 10. The plan has been funded with life insurance policies for each respective director. Members of the board who are officers are not paid separately for their service on the board or its committees.

     All members of the Company’s Board of Directors are also directors of State Bank. Each director of State Bank, other than L. Don Stricklin, is paid $500 for each board meeting attended and $150 for each committee meeting attended. Ervan Zouzalik, State Bank's Chairman of the Board, is paid an additional $325 for each State Bank board meeting attended.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s President and Chief Executive Officer and the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for each of the two fiscal years ended December 31, 2002:

					Long Term
		Annual Compensation			Compensation

Name and Principal Position	Year	Salary(1)		Bonus	Securities Underlying Options/SARs	All Other Compensation(2)

L. Don Stricklin	2002	$220,000		$85,000	—	$5,400
President and Chief Executive Officer	2001	199,802		70,000	58,500	10,500
Ervan E. Zouzalik	2002	138,276		40,000	—	9,179	(3)
Chairman of the Board	2001	123,517		15,000	30,650	11,384	(3)
Thomas N. Adams	2002	109,616		45,000	—	2,988
Executive Vice President and Chief Financial Officer	2001	99,740		25,000	20,600	5,384
Steve Stapp	2002	131,182		31,000	—	3,750
Director of Retail Banking of State Bank	2001	108,105		13,000	23,750	6,586
Dayna McElreath	2002	230,862	(4)	10,500	—	4,802
President of Mortgage Division of State Bank	2001	251,956	(4)	9,000	3,600	10,500

(1)	None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of that officer’s combined annual salary and bonus for the years indicated.

(2)	Unless otherwise indicated, consists of matching contributions by the Company to the Company’s 401(k) Profit Sharing Plan for the benefit of each respective executive officer.

(3)	Includes $6,000 which is paid to Mr. Zouzalik as a car allowance.

(4)	A significant portion of Ms. McElreath’s salary is based on commissions.

Stock Option Exercises and Fiscal Year-End Option Values

     The following table sets forth certain information concerning option exercises during the year ended December 31, 2002 and any value realized thereon by the named executive officers, and the number and value of unexercised options held by such executive officers at December 31, 2002:

AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2002
AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the Money Options
	Shares		December 31, 2002		at December 31, 2002(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

L. Don Stricklin	—	$—	58,166	334	$640,282	$768
Ervan E. Zouzalik	3,545	36,868	26,889	216	257,612	497
Thomas N. Adams	—	—	20,400	200	194,920	460
Steve Stapp	—	—	23,750	—	244,622	—
Dayna McElreath	—	—	1,400	2,200	2,220	3,060

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value is based on $18.30 per share, which was the closing price of the Common Stock reported on the Nasdaq Stock Market on December 31, 2002.

Stock Option Plans

     In 1998, the board of directors adopted the Texas United Bancshares, Inc. 1998 Incentive Stock Option Plan (the “1998 Plan”). Under the 1998 Plan, 225,000 shares of common stock are reserved for issuance pursuant to qualified incentive stock options. The 1998 Plan is intended to provide additional incentive to officers and key employees of the Company and State Bank to increase their personal financial interest in the success of the Company, and to encourage them to remain employed with the Company and State Bank. The exercise price and vesting period of each option is set at the time the option is granted and governed by the terms of individual option agreements between the Company and the optionee; provided, however, that in no event will the price be less than the fair market value of the Company common stock on the day of the grant. Options granted under the 1998 Plan generally must be exercised within ten years following the date of grant or no later than three months after optionee’s termination of employment with the Company, if earlier.

     As of December 31, 2002, options to purchase an aggregate of 184,993 shares of the Company common stock under the 1998 Plan were outstanding and 11,471 shares were available for future grants.

     In addition to the options granted under the 1998 Plan, the Company entered into non-qualified stock option agreements with L. Don Stricklin and Steve Stapp in 1996 and 1997, respectively. The options to acquire 33,750 shares of common stock granted under these agreements were not made pursuant to a plan. The vesting schedule and purchase price of the options are in accordance with the terms of the respective agreements. The options are fully vested and have ten-year terms. Upon a merger, consolidation, reorganization, dissolution or liquidation of the Company, the options which are not yet exercised prior to completion of the transaction will terminate. No options were granted, exercised, forfeited or expired under any non-qualified option agreement during 2002.

     On July 31, 2002, the Company completed its merger with The Bryan-College Station Financial Holding Company. The options to purchase shares of Bryan-College Station common stock which were outstanding at the effective time of the merger were converted into options to purchase 1,891 shares of the Company’s Common Stock at an exercise price of $27.39 per share. The converted options are governed by the original plan under which they were issued. There are currently 1,599 options outstanding under this plan.

Stock Appreciation Rights

     In 1998, the board of directors of the Company adopted the Texas United Bancshares, Inc. Stock Appreciation Rights Plan. Pursuant to the plan, the Company has entered into stock appreciation rights agreements with certain key employees, directors and advisors. Each award agreement grants a recipient rights to the appreciation in the fair market value (as defined in the plan) of a stated number of shares of common stock of the Company. The rights become fully vested and are exercisable under the terms of the respective agreements. Although the appreciation of the rights is payable in whole shares of the Company stock valued at fair market value on the date of exercise or in cash at the sole discretion of the Company, it is the intention of the Company’s board of directors that all stock appreciation rights will be paid in cash.

     Generally, the stock appreciation rights terminate on the earliest of ten years from the date of grant or the date the employee terminates employment with the Company. Upon a change in control of the Company (as defined in the plan), all stock appreciation rights previously granted become fully vested and immediately exercisable for common stock or cash as described above. The number of rights issued under the plan as of December 31, 2002, 2001 and 2000 were 44,775, 44,775 and 35,475, respectively. Operations are charged or credited for the aggregate appreciation or depreciation of the rights. The Company’s expense for appreciation of the rights was $78,085, $82,000 and $44,000 in 2002, 2001 and 2000, respectively. The stock appreciation rights vest over a five-year period, but none of the rights can be exercised until five years from the grant date. There were no stock appreciation rights exercisable at December 31, 2002.

Deferred Compensation Plans

     The Company has entered into deferred compensation agreements with its directors and one executive officer. Under the agreements with the Company directors, each participant may elect to defer up to 100% of the fees received from attendance at regular scheduled board meetings. Under the agreement with an executive officer of the Company, the officer may elect to defer up to 20% of his annual base salary. State Bank has entered into similar agreements with its directors and one executive officer, who is also a named executive officer of the Company. Under both of these groups of plans, the Company and State Bank, as the case may be, have agreed to accrue interest on the deferral account balance for each agreement at an annual rate equal to 10%, compounded monthly. Participants become vested in the interest credited to their account at the rate of 10% per plan year, such that at the end of ten years, the participant is 100% vested.

Benefit Plan

     The Company has established an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code covering substantially all employees. Under the 401(k) plan, participating employees may contribute a portion of their pretax earnings and allocate the contributions among one or more investment options. The Company matches 3% of each employee’s contributions on a discretionary basis, up to 3% of the employee’s annual compensation. The Company’s expense for matching contributions was $216,000, $332,000 and $323,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Historically, the Company also provided a 3% profit sharing match annually to all eligible employees. However, the board of directors did not provide for a profit sharing contribution for fiscal 2002.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report from the Compensation Committee of the Company describing the policies pursuant to which compensation was paid to executive officers of the Company and State Bank during 2002.

     The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. Lee D. Mueller, Jr., Bruce Frenzel, Michael Kulhanek, James D. Selman, Jr. and Michael Steinhauser serve on the Compensation Committee. The Compensation Committee prepares a report which sets forth the components of the Company’s executive officer compensation program and describes the basis on which the 2002 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company and State Bank.

Compensation Philosophy and Base Salary

     The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company’s success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

     The Compensation Committee establishes base salary levels for each executive officer by comparison to competitive salary levels for the similar executive officer job functions at banks and bank holding companies of similar size in the Company’s market areas and the results of a compensation survey conducted by an external consulting firm. This is not the same group used for comparison purposes in the Company’s performance graph. Base salaries approximate the median level of such competitive rates and are adjusted based on factors such as the asset-size and performance of the Company and State Bank, individual performance, individual potential, cost of living considerations and specific issues particular to the Company as well as the Compensation Committee’s subjective judgment. Executive officer base salaries are considered by the Compensation Committee to be competitive and in the median range of comparative salaries.

Stock Options and Stock Appreciation Rights

     Stock options have been the Company’s primary form of long-term incentive compensation. As of March 31, 2003, there were 214,493 options outstanding under the Company’s stock option plan and nonqualified option agreements, 128,555 of which are held by named executive officers of the Company. During 2002, no options to acquire additional shares of Common Stock were granted to named executive officers of the Company. The Company has also issued stock appreciation rights, which have been primarily granted to non-executive officers of the Company and State Bank.

     The Compensation Committee will continue to monitor the base salary levels and the various incentives of the executive offices to ensure that overall compensation is consistent with the Company’s objectives and competitiveness in the marketplace.

2002 Compensation of the President and Chief Executive Officer

     In reviewing the 2002 compensation of L. Don Stricklin, the Company’s President and Chief Executive Officer, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information. Upon recommendation by the Compensation Committee, the Board of Directors of the Company set Mr. Stricklin’s salary for 2002 at $220,000, effective January 1, 2002. In addition, in recognition of both Mr. Stricklin’s and the Company’s performance in 2002, the Compensation Committee recommended and the board of directors approved a bonus for 2002 of $85,000 based on the Company’s earnings through December 31, 2002. The amount contributed by the Company to the 401(k) plan for the benefit of Mr. Stricklin in fiscal year 2002 was $5,400. Mr. Stricklin was not granted any stock options in 2002. The Compensation Committee believes that Mr. Stricklin’s total compensation is reasonable and competitive based on comparative salary and performance information of similarly situated companies and the overall performance of the Company.

The Compensation Committee

Bruce Frenzel Michael Kulhanek Lee D. Mueller, Jr. James D. Selman, Jr. Michael Steinhauser

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

     In accordance with its written charter adopted by the Company’s Board of Directors in April 2002, a copy of which is attached as Appendix A to this proxy statement, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In connection with such oversight, during fiscal 2002, the Audit Committee reviewed the interim financial information contained in the quarterly earnings announcements and Quarterly Reports on Form 10-Q with management and the independent auditors before public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the auditors any relationships that may impact their objectivity and independence and (iii) satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the internal and external audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent auditors and the Board concurred in such recommendation.

The Audit Committee

Bruce Frenzel Lee D. Mueller, Jr. Michael Steinhauser

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees

     The aggregate fees billed to the Company for professional services rendered by Grant Thornton LLP in connection with the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2002 and limited reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year ending December 31, 2002 were $131,698.

Financial Information Systems Design and Implementation Fees

     During the year ended December 31, 2002, Grant Thornton did not render any professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

     In addition to the fees described above, the aggregate fees billed to the Company for services in connection with a registration statement and accounting consultations rendered by Grant Thornton LLP during the year ended December 31, 2002 were $69,500. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the independence of Grant Thornton LLP.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     Many of the directors and executive officers of the Company and State Bank and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of State Bank. During 2002, State Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and State Bank and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and State Bank and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by State Bank to executive officers and directors of the Company and State Bank and principal shareholders of the Company satisfy the foregoing standards. As of December 31, 2002, all of such loans aggregated $804,000, which was approximately 2.6% of the Company’s Tier 1 capital at such date. The Company expects State Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and State Bank and principal shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of April 1, 2003 by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

	Number		Percentage
Name	of Shares		Beneficially Owned(1)

Thomas N. Adams	20,600	(2)	* %
Bruce Frenzel	13,200		*
Michael Kulhanek	42,570		1.61
Dayna McElreath	2,637	(3)	*
Lee D. Mueller, Jr.	192,500		7.28
James D. Selman, Jr.	5,000		*
Steve Stapp	23,750	(4)	*
Michael Steinhauser	12,928		*
L. Don Stricklin	63,500	(5)	2.35
Ervan E. Zouzalik	87,105	(6)	3.27
Directors and named executive officers as a group (10 persons)	463,790		16.73%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 2,645,044 shares of Common Stock issued and outstanding as of April 1, 2003. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	Consists of 20,600 shares that may be acquired pursuant to the exercise of fully vested stock options.

(3)	Includes 1,600 shares that may be acquired pursuant to the exercise of fully vested stock options.

(4)	Consists of 23,750 shares that may be acquired pursuant to the exercise of fully vested stock options.

(5)	Includes 58,500 shares that may be acquired pursuant to the exercise of fully vested stock options.

(6)	Includes 22,105 shares that may be acquired pursuant to the exercise of fully vested stock options.

PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the period beginning at the close of trading on August 1, 2002, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 2002, with the cumulative total return of the Nasdaq Total U.S. Index and the SNL Southwest Bank Index for the same period. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on August 1, 2002 in the Company’s Common Stock, the Nasdaq Total U.S. Index and the SNL Southwest Bank Index. The historical stock price performance for the Company’s Common Stock shown on the graph below is not necessarily indicative of future stock performance.

Composite of Cumulative Total Return
Texas United Bancshares, Inc., the Nasdaq Total U.S. Index
and the SNL Southwest Bank Index

			Period Ending

Index	08/01/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02

Texas United Bancshares, Inc.	100.00	117.11	106.28	100.46	100.62	97.27
NASDAQ — Total US*	100.00	102.76	91.70	104.23	115.85	104.61
SNL Southwest Bank Index	100.00	104.49	96.53	93.35	94.45	93.35

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2003. Used with permission. All rights reserved. crsp.com

SNL Financial LC
© 2003

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “Commission”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

     Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2002, all Section 16(a) reporting requirements applicable to the its officers, directors and greater than 10% shareholders were complied with, except that the Form 3 filings for each of Thomas N. Adams, Melvin Barta, Bruce Frenzel, Malvin Green, Jonathan Kalich, Michael Kulhanek, Dayna McElreath, Lee D. Mueller, Jr., James D. Selman, Jr., Steve Stapp, Michael Steinhauser, L. Don Stricklin and Ervan E. Zouzalik were inadvertently filed on July 29, 2002 instead of July 18, 2002, the day the Company’s Registration Statement under the Exchange Act was effective.

Item 2.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     Pursuant to the recommendation of the Audit Committee, the board of directors has appointed Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003. Grant Thornton LLP has served as the Company’s independent audit firm continuously for five years.

     At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Grant Thornton LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2004 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 27, 2003. Shareholder proposals should be submitted to the Secretary of the Company at 202 W. Colorado Street, La Grange, Texas 78945.

     In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice must be received by the Company at the Company’s principal executive office not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting, except that in the case the annual meeting is held more than 30 days before or 60 days after the anniversary date, notice by the shareholder must be received by the Company no earlier than the 90th day prior to such annual meeting and no later than the 60th day prior to such annual meeting or the 10th day following the date of public announcement of the meeting date, whichever is later. A copy of the Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

     The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Investor Relations, 202 W. Colorado Street, La Grange, Texas 78945.

OTHER MATTERS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

     You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Ervan E. Zouzalik Chairman of the Board

Appendix A

TEXAS UNITED BANCSHARES, INC.
AUDIT COMMITTEE CHARTER

Preamble:

The Board of Directors of Texas United Bancshares, Inc. (TXUI) has formed an audit committee to provide oversight in an effort to ensure the financial integrity of TXUI’s financial reporting processes and products. This charter is meant to identify the personnel and functions of the audit committee. These guidelines contemplate the involvement of outside counsel and where appropriate the involvement of the full Board of Directors.

Purpose:

The primary purpose of the Audit Committee is to (1) provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, and (2) supervise the Company’s internal controls, audit, accounting and financial reporting processes. The Audit Committee shall report to the Board of Directors concerning such matters.

The Audit Committee has the authority to conduct any investigation appropriate in fulfilling its responsibilities and it has direct access to the independent auditors and any member of the organization. The Audit Committee has the authority to retain any legal, accounting or other experts it deems necessary in the performance of its duties.

Membership and Function:

The Audit Committee will be composed of not less than three members of the Board. The Audit Committee will be composed solely of directors independent of management and free from relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member. The committee members will meet the requirements of the audit committee policy of the NASDAQ Stock Market.

A member of the Audit Committee shall have financial literacy and the ability to read and understand fundamental financial statements, including TXUI’s consolidated balance sheet, income statement, and statement of cash flows. Members who have limited familiarity with finance can achieve “literacy” through company sponsored training programs.

The Board and the Audit Committee have the ultimate responsibility to select, oversee, evaluate, and where appropriate, to replace the independent auditors. The independent auditors are ultimately accountable to the Board and the audit committee as the representatives of the shareholders.

Audit Committee members shall be appointed by the Board of Directors. If the Board shall have an established Nominating Committee, the Audit Committee shall be appointed by the Board on recommendation of the Nominating Committee. The members of the Audit Committee shall designate a chairperson by majority vote of the members. The chairperson shall schedule and preside at all meetings of the Audit Committee and shall be responsible for preparing agendas and making regular reports to the Board of Directors.

Meetings:

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee shall meet privately in separate sessions at least annually with management, the Company’s internal auditor and independent auditors regarding the systems of internal controls, results of audits and accuracy of financial reporting.

Actions of the Committee:

1.	The Audit Committee is responsible for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and TXUI consistent with Independent Boards Standard 98-1.

2.	Instruct the independent auditors that the Board is the client in its capacity as the shareholders representative.

3.	Expect the independent auditors to meet with the Board annually so the Board has a basis on which to evaluate the independent auditors.

4.	Expect financial management and the independent auditors to analyze significant financial report issues and practices on a timely basis.

5.	Expect financial management and the independent auditors to discuss with the audit committee: qualitative judgments regarding all accounting principles, disclosures, and financial estimates.

6.	Expect the independent auditors to provide the Audit Committee with:

A.	Independent judgments regarding the appropriateness and clarity of TXUI’s current or proposed accounting principles and financial disclosures.

B.	The accounting principles chosen by management (e.g. conservative, moderate, or aggressive) as they relate to income, assets, liability recognition, and whether these are commonly used.

C.	Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

D.	Reasons for accepting or questioning significant estimates made by management.

E.	Evaluations of selected accounting principles and disclosure practices and their effect on shareholder or public attitudes regarding TXUI.

7.	Actions taken on the Board’s behalf that require Board notification but not Board approval:

A.	Review and approve the scope of TXUI’s audit and that of its subsidiaries as recommended by the independent auditors and the President/CEO.

B.	Request by the President/CEO to have the internal audit staff study a particular area of interest or concern to the audit committee.

8.	Matters requiring the committee’s review and study before making recommendations to the Board of Directors for action:

A.	Appointment of the independent auditors.

B.	Implementation of major accounting policies and procedures.

C.	SEC registration statements to be signed by the Board.

D.	The independent auditor’s reports and financial statements prior to publication in the annual report.

9.	Matters requiring the committee’s review and study before providing summary information to the Board of Directors:

A.	Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission, and the American Institute of Certified Public Accounts (AICPA), or by other comparable bodies.

B.	The independent auditors assessment of the strengths and weaknesses of the financial staff, systems, controls, and other factors that might be relevant to the integrity of the financial statements.

C.	Quarterly financial statement review before publication.

D.	Administration of TXUI’s “conflict of interest” policy.

E.	The performance of management and operating personnel under TXUI’s code of ethics.

F.	Gaps and exposures in insurance policies.

G.	Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASDAQ Stock Market.

H.	Review qualifications of the internal audit staff, internal audit reporting responsibilities, and reports regarding internal compliance, operational, and financial audits.

I.	At least annually, review charter for any necessary revisions.

▼     DETACH PROXY HERE AND RETURN     ▼

TEXAS UNITED BANCSHARES, INC.
2003 Annual Meeting of Shareholders

1. Election of two directors for a three year term.

☐ AUTHORITY GIVEN FOR all Nominees (except as indicated to the contrary below). Cross out any nominees not voted for:	☐ WITHHOLD AUTHORITY to vote for all nominees
Lee D. Mueller, Jr. Michael Steinhauser

2. Ratification of Grant Thornton LLP as the Company’s independent auditors for the year ended December 31, 2003.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

3. Other Businesses. Although the Board of Directors knows of no additional business, this proxy authorizes the agents and proxies of the undersigned to act on such other business as may properly come before the meeting, including any adjournments thereof.

SIGN, DATE AND RETURN

I/we hereby ratify and confirm that the proxies named herein are hereby authorized to vote this proxy and that we revoke all prior proxies. I/we acknowledge receipt of the Notice of 2003 Annual Meeting and Proxy Statement for this meeting.

Dated: _________________________, 2003

Signature

Signature of Joint Owner, if Applicable

Title, if Applicable

No. of Shares Held: _____________________

I will: ☐ attend -or- ☐ not attend the meeting.

[Reverse Side of Proxy]

TEXAS UNITED BANCSHARES, INC.

PROXY FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 15, 2003

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Thomas N. Adams and Ervan E. Zouzalik, and each of them, his attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of Texas United Bancshares, Inc. (the “Company”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2003 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth below. If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors. Should any other matters come before the meeting, the Proxy authorizes the vote all of the shares of common stock owned of record by the undersigned as to such other matters in accordance with the recommendation of the Board of Directors.

The Board of Directors recommends a Vote “AUTHORITY GIVEN FOR” on Proposal 1 and “FOR” on Proposal 2.

INSTRUCTIONS

✓ Mark, sign and date your proxy card
✓ Detach your proxy card at the perforations
✓ Return your proxy card in the postage paid envelope provided